Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Qualigen Therapeutics, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements of Qualigen Therapeutics, Inc. appearing in Report on Form 10-K of Qualigen Therapeutics, Inc. as of and for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ BAKER TILLY US, LLP

San Diego, CA
July 29, 2022